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                                                                     EXHIBIT 1.1






                                 AmeriPath, Inc.

                                 [ ] Shares /a
                                  Common Stock
                                ($.01 par value)

                             Underwriting Agreement


                                                              New York, New York
                                                               October [ ], 2001

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
U.S. Bancorp Piper Jaffray Inc.
First Union Securities, Inc.
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:


                  AmeriPath, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in
Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, [ ] shares of Common Stock, $.01 par value ("Common Stock") of the Company (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to
---------------------

(1) Plus an option to purchase from the Company up to additional Securities to cover over-allotments.

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purchase up to [ ] additional shares of Common Stock to cover over-allotments
(the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

                  (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number ) on Form S-3, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement, (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

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                                                                               3


                  (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                  (c) Each of the Company, its subsidiaries and the professional associations or professional corporations which are separate legal entities that contract with the Company or its subsidiaries to provide physician services in certain states (collectively, but excluding the Managed Practices (as hereinafter defined), the "PA Contr actors") has been duly incorporated or, in the case of partnerships, limited liability companies or trusts, duly organized, and is validly existing as a corporation, partnership, limited liability company or trust, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction which requires such qualification;

                  (d) All the outstanding shares of capital stock or other form of ownership, membership or beneficial interest of each subsidiary and PA Contractor have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock or other form of ownership, membership or beneficial interest of the subsidiaries (other than PA Contractors) are owned, and in the case of PA Contractors, owned or controlled, by the Company either directly or through wholly owned subsidiaries (other than PA Contractors) or wholly owned or controlled PA Contractors, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;


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                                                                               4


                  (e) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities being sold hereunder by the Company are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                  (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Material United States Federal Tax Consequences", "Risk Factors - Our business could be materially harmed by future interpretation or implementation of state laws regarding prohibitions on the corporate practice of medicine", "Risk Factors - We could be hurt by future interpretation or implementation of federal and state anti-kickback laws", "Risk Factors - Our business could be harmed by future interpretation or implementation of the federal Stark Law and other state and federal anti-referral laws", "Risk Factors - Our business could be materially harmed by future interpretation or implementation of state laws regarding prohibitions on fee-splitting", "Risk Factors - We could be hurt by future interpretation or implementation of state and federal anti-trust laws", "Risk Factors - Our business could be harmed by future interpretation or implementation of the Health Care Insurance Portability and Accountability Act", "Risk Factors - Federal and state regulation of the privacy, security and transmission of health information could restrict our operations, impede the implementation of our business strategies or cause us to incur significant costs", "Risk Factors - We rely upon reimbursement from government programs for a significant portion of our collections, and therefore our business would be harmed if reimbursement rates from government programs decline", "Risk Factors - There has been an increasing number of state and federal investigations of hospitals and hospital laboratories, which may increase the likelihood of investigations of our business practices", "Risk Factors - The heightened scrutiny of Medicare and Medicaid billing practices in recent years may increase the possibility that we will become subject to costly and time consuming lawsuits and investigations", "Risk Factors - Ethical, social and legal issues concerning genomic research and testing may result in regulations restricting the use of genomic testing or reduce the demand for genomic testing


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                                                                               5


         products, which could impede our ability to achieve our growth objectives", "Management's Discussion and Analysis of Financial Condition and Results of Operations - Medicare Reimbursement", "Business - Contracts and Relationships with Physicians of Owned Practices", "Business - AmeriPath Corporate Structure", "Business - Government Regulations", "Business - Insurance" and "Business - Legal Proceedings", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                  (g) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity.

                  (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus, such as may be required to clear the offering and the underwriting arrangements with the NASD, and, if the Registration Statement is not effective under the Act as of the Execution Time, declaration of effectiveness of the Registration Statement by the SEC.

                  (j) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or PA Contractors pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries or PA Contractors, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries or PA Contractors is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries or PA Contractors of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

                  (k) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.


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                                                                               6


                  (l) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Financial Information" in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The pro forma financial information included or incorporated in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial information included or incorporated in the Prospectus and the Registration Statement. The pro forma financial information included or incorporated in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

                  (m) Except as described in the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator (including, without limitation, the Centers for Medicare and Medicaid Services ("CMS") (formerly known as the United States Healthcare Financing Administration), the Department of Health and Human Services (the "HHS"), the Department of Justice (the "DOJ"), the office of the Inspector General (the "OIG") and the United States Food and Drug Administration (the "FDA")) involving the Company or any of its subsidiaries or PA Contractors or any of the physician practices to which the Company or any of its subsidiaries or PA Contractors provides management services (the "Managed Practices") or its or their property is pending or, to the knowledge of the Company, threatened that (i) could adversely affect the possession by any of them of any License (as defined herein); (ii) could adversely affect any of their participation in, and ability to receive reimbursement from, Medicaid or Medicare; (iii) could adversely affect any of their ability to conduct their business as currently conducted in any state; (iv) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (v) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries and PA Contractors, taken as a whole, whether or not arising from


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                                                                               7


         transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto).

                  (n) Each of the Company and each of its subsidiaries and PA Contractors owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

                  (o) Neither the Company nor any subsidiary, PA Contractor or Managed Practice (i) is in violation or default of any provision of its charter or bylaws, (ii) is in violation or default in any material respect of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) is in violation or default in any material respect of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or PA Contractor or any of its properties, as applicable (including, without limitation, those administered by the CMS and the FDA.

                  (p) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules of the Company included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                  (q) Ernst & Young LLP, who have certified certain financial statements of Pathology Consultants of America, Inc., d/b/a Inform DX ("Inform DX") and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules of Inform DX incorporated by reference or included in the Prospectus, are independent public accountants with respect to Inform DX within the meaning of the Act and the applicable published rules and regulations thereunder.

                  (r) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

                  (s) The Company and its subsidiaries and PA Contractors have each filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries and PA Contractors, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other


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                                                                               8


         assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries and PA Contractors, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto).

                  (t) No labor problem or dispute with the employees of the Company or any of its subsidiaries, PA Contractors or Managed Practices exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries', PA Contractors' or Managed Practices' principal suppliers, contractors or customers, in each case that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries and PA Contractors, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto).

                  (u) Except as set forth in the Prospectus: the Company and each of its subsidiaries, PA Contractors and Managed Practices are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries, PA Contractors or Managed Practices or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries, PA Contractors and Managed Practices are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries, PA Contractors or Managed Practices under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary, PA Contractor or Managed Practice has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary, PA Contractor or Managed Practice has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries and PA Contractors, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto).

                  (v) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock or from transferring any of such


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                                                                               9


         subsidiary's property or assets to the Company or any other subsidiary of the Company, and no subsidiary, PA Contractor or Managed Practice is currently prohibited, directly or indirectly, from repaying to the Company or any subsidiary any loans or advances to such subsidiary, PA Contractor or Managed Practice from the Company or any subsidiary, in each case except as described in the Prospectus.

                  (w) Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Salomon Smith Barney Holdings Inc., Credit Suisse First Boston Corporation, U.S. Bancorp Piper Jaffray or First Union Securities, Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Salomon Smith Barney Holdings Inc., Credit Suisse First Boston Corporation, U.S. Bancorp Piper Jaffray or First Union Securities, Inc.

                  (x) The Company and its subsidiaries, PA Contractors and Managed Practices possess all licenses, certificates, permits, provider numbers, approvals, consents, orders, certifications (including, without limitation, certification under the Clinical Laboratories Improvement Act of 1967, as amended), accreditations (including, without limitation, accreditation by the College of American Pathologists) and other authorizations (collectively "Licenses") issued by, and have made all declarations and filings with, the appropriate professional associations or federal, state or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted (including, without limitation, Licenses as are required (A) under such federal and state healthcare laws as are applicable to the Company and its subsidiaries, PA Contractors and Managed Practices and (B) with respect to those facilities operated by the Company or any of its subsidiaries, PA Contractors or Managed Practices that participate in the Medicare and/or Medicaid programs, to receive reimbursement thereunder) and are in compliance in all material respects with the terms and conditions of all such Licenses; all of such Licenses are valid and in full force and effect; and neither the Company nor any such subsidiary, PA Contractor or Managed Practice has received any notice of proceedings relating to the revocation or material modification of any such License, nor are there, to the knowledge of the Company, pending or threatened actions, suits, claims or proceedings against the Company or any of its subsidiaries, PA Contractors or Managed Practices before any court, governmental agency or body including, without limitation, the CMS and the FDA or otherwise that would reasonably be expected to limit, revoke, cancel, suspend or cause not to be renewed any License, in each case which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries and PA Contractors, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto).


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                                                                              10


                  (y) Neither the Company nor any of its subsidiaries, PA Contractors or Managed Practices has failed to file with the applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries and PA Contractors, taken as a whole, whether or not arising from transactions in the ordinary course of business and except as set forth in the Prospectus (exclusive of any supplement thereto); all such filings or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies as could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries and PA Contractors, taken as a whole, whether or not arising from transactions in the ordinary course of business and except as set forth in the Prospectus (exclusive of any supplement thereto).

                  (z) The Company and each of its subsidiaries, PA Contractors and Managed Practices maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (aa) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (bb) The business conducted by the Company and its subsidiaries, PA Contractors and Managed Practices and the contractual relationships between (A) the Company or any of its subsidiaries and the PA Contractors and Managed Practices; (B) the Company or any of its subsidiaries, PA Contractors or Managed Practices and the health care payors with which they contract; and (C) the Company or any of its subsidiaries or PA Contractors and the health care providers with which they contract, do not violate any federal or state health care laws and regulations, or any federal or state patient confidentiality laws and regulations or any federal or state insurance laws and regulations (including, but not limited to, those governing health maintenance organizations and preferred provider organizations) in such jurisdictions in which the Company and any of its subsidiaries, PA Contractors or Managed Practices are operating that are applicable to such business and such relationships, including, but not limited to, the federal Medicare and Medicaid statutes and the rules and regulations promulgated thereunder, and those laws and regulations governing billing for medical services, insurance risk and risk allocation, corporate practice of medicine, medical practices, professional corporations, fee splitting, fraud and abuse and self-referral, except for violations that could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries and PA Contractors, taken as a whole, whether or not arising from transactions in the ordinary course of business and except as set forth in the Prospectus (exclusive of any Supplement thereto).

                  (cc) The Company has established and administers a compliance program (including a written compliance policy) applicable to the Company and its subsidiaries, PA Contractors and Managed Practices, to assist the Company, its subsidiaries, PA Contractors and Managed Practices and the directors, officers and employees of the Company and its subsidiaries, PA Contractors and Managed Practices, in complying with applicable regulatory agency guidelines (including, without limitation, those regulations and guidelines published by CLIA and CMS), and to provide compliance policies governing applicable areas for independent laboratories (including, without limitation, billing, patient confidentiality, fee splitting, fraud and abuse and self-referral, diagnosis coding, anti-kickback statutes, professional courtesy, Advanced Beneficiary Notice and CPT-4 coding).

                  (dd) The accounts receivable of the Company and its subsidiaries and PA Contractors have been adjusted to reflect material changes in the reimbursement policies of third party payors such as Medicare, Medicaid, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors. The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third party payors do not materially exceed amounts the Company and its subsidiaries and PA Contractors are entitled to receive.

                  (ee) The Company and its subsidiaries, PA Contractors and Managed Practices are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries and PA Contractors, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto). Except as set forth in the Prospectus, neither the Company nor any of the subsidiaries, PA Contractors or Managed Practices has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  (ff) The Company has reviewed the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, PA Contractors and Managed Practices, and has evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries and PA Contractors, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto).

                  (gg) Each of the Company and its subsidiaries and PA Contractors has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries and PA Contractors are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries and PA Contractors have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

                  (hh) All shares of Common Stock issued pursuant to the Agreement and Plan of Merger by and among the Company, AMP Merger Corp. and Pathology Consultants of America, Inc. (d/b/a/ Inform DX) dated November 7, 2000, except for shares held by CSFB Cayman International, LDC or sold pursuant to an effective registration statement under the Act, are subject to the provisions of a Registration Rights Agreement among the Company, the Holders (as defined in the Registration Rights Agreement) and the Representative (as defined in the Registration Rights Agreement) dated as of November 30, 2000 (the "Registration Rights Agreement"), a true and complete copy of which has been provided to the Representatives prior to the date of this Agreement; pursuant to the Registration Rights Agreement, all shares of Common Stock held by the Holders identified on Schedule II hereto, except as otherwise provided on such Schedule II, (the "Inform DX Shares") shall be subject to restrictions on the sale or other transfer of such shares for a period ending 90 days following the date hereof (the "Inform DX Transfer Restrictions"); prior to the date hereof, the Company provided due written notice to each such Holder informing such Holder of the implementation of the Inform DX Transfer Restrictions until the date 90 days following the date hereof and, as a result of such notice, no Inform DX Shares may be sold or otherwise transferred prior to such date except as provided in such notice;

                  (ii) The Company has furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company, addressed to the Representatives and dated as of October [ ], 2001.

         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

                           2.       Purchase and Sale. (a) Subject to the terms
and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $ per share, the respective amounts of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

                           (b)      Subject to the terms and conditions and in
reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [ ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                           3.       Delivery and Payment. Delivery of and
payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on , 2001, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company, or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                  5. Agreements. The Company agrees with the several Underwriters that:

                           (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration

         Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                           (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this
         Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                           (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                           (d)      The Company will furnish to the
         Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                           (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                           (f) The Company will not, without the prior written consent of Salomon Smith Barney Inc., (i) offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; (ii) publicly announce an intention to effect any such transaction; or (iii) amend, waive or fail to enforce the Inform DX Transfer Restrictions in respect of the Inform DX Shares, in the case of clause (i), (ii) or (iii) for a period of 90 days after the date of the Underwriting Agreement, provided, however, that (1) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (2) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time or the satisfaction of contingencies under contingent obligations to issue shares of Common Stock in effect at the Execution Time, and (3) the Company may issue shares of Common Stock in connection with acquisitions provided that the recipients of shares of Common Stock issued in connection with acquisitions are bound by transfer restrictions no less restrictive than those set forth in this
         Section 5(i)(f).

                           (g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                                    6.       Conditions to the Obligations of
         the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                           (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                           (b) The Company shall have requested and caused Alston & Bird LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                                    (i)      the Company has been duly
                           incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Florida;

                                    (ii)     the Company's authorized equity
                           capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities being sold hereunder by the Company are authorized for quotation, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to any statutory or, to such counsel's knowledge, contractual preemptive or other similar rights to subscribe for the Securities; and, except as set forth in the Prospectus, to such counsel's knowledge no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

                                    (iii)    to the knowledge of such counsel,
                           there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the

                           Company or any of its subsidiaries, PA Contractors or Managed Practices or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus under the headings "Material United States Federal Tax Consequences", "Risk Factors - Our business could be materially harmed by future interpretation or implementation of state laws regarding prohibitions on the corporate practice of medicine", "Risk Factors - We could be hurt by future interpretation or implementation of federal and state anti-kickback laws", "Risk Factors
                           - Our business could be harmed by future interpretation or implementation of the federal Stark Law and other state and federal anti-referral laws", "Risk Factors - Our business could be materially harmed by future interpretation or implementation of state laws regarding prohibitions on fee-splitting", "Risk Factors - We could be hurt by future interpretation or implementation of state and federal anti-trust laws", "Risk Factors - Our business could be harmed by future interpretation or implementation of the Health Care Insurance Portability and Accountability Act", "Risk Factors - Federal and state regulation of the privacy, security and transmission of health information could restrict our operations, impede the implementation of our business strategies or cause us to incur significant costs", "Risk Factors - We rely upon reimbursement from government programs for a significant portion of our collections, and therefore our business would be harmed if reimbursement rates from government programs decline", "Risk Factors - The heightened scrutiny of Medicare and Medicaid billing practices in recent years may increase the possibility that we will become subject to costly and time consuming lawsuits and investigations", "Risk Factors - Ethical, social and legal issues concerning genomic research and testing may result in regulations restricting the use of genomic testing or reduce the demand for genomic testing products, which could impede our ability to achieve our growth objectives", "Business - Contracts and Relationships with Physicians of Owned Practices", "Business - AmeriPath Corporate Structure", "Business - Government Regulations" (other than the portion thereof under the subheading "Medicare Fee Schedule Payment for Clinical Diagnostic Laboratory Testing"), "Business - Insurance" and "Business - Legal Proceedings", insofar as such statements summarize statutes, rules, regulations, legal or governmental proceedings or agreements discussed therein, are accurate and fair summaries of such statutes, rules, regulations, legal or governmental proceedings or agreements in all material respects; the statutes, rules, regulations and legal or governmental proceedings described therein are the statutes, rules, regulations and, to the knowledge of such counsel, legal or governmental proceedings that are material to the Company's business as described in the Prospectus and Registration Statement as of the Effective Date.

                                    (iv)     the Registration Statement has
                           become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

                                    (v)      this Agreement has been duly
                           authorized, executed and delivered by the Company;

                                    (vi)     the Company is not and, after
                           giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, would not be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

                                    (vii)    no consent, approval,
                           authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Exchange Act, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus, such as may be required by the NASD and such other approvals (specified in such opinion) as have been obtained;

                                    (viii)   neither the issue and sale of the
                           Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof, all as described in the Prospectus, will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries or PA Contractors pursuant to, (i) the charter or by-laws of the Company or its subsidiaries or PA Contractors, (ii) the terms of any contract or agreement included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, or to any reports on Form 10-Q or Form 8-K filed since the filing of such Form 10-K, or (iii) any statute, law, rule or regulation or to the knowledge of such counsel, any judgment, order or decree applicable to the Company or its subsidiaries or PA Contractors of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties; and

                                    (ix)     no holders of securities of the
                           Company have rights to the registration of such securities under the Registration Statement either pursuant to the Registration Rights Agreement or, to the knowledge of such counsel, otherwise.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware, New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and
         (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

                  In addition, such counsel shall also have furnished to the Representatives a letter dated the Closing Date stating that such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need not comment).

                  (c) The Company shall have requested and caused Sidley Austin Brown & Wood, regulatory counsel for the Company, to have furnished their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Schedule III hereto.

                  (d) The Company shall have requested and caused Greenberg Traurig, LLP, Florida counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i)      AmeriPath Florida, Inc. ("AmeriPath
                  Florida") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus; and

                           (ii) all the outstanding shares of capital stock of AmeriPath Florida have been duly and validly authorized and issued and are fully paid and nonassessable, and are owned of record by the Company, to the knowledge of such counsel, free and clear of any perfected security interest or any other security interest, adverse claim, lien or other encumbrance other than those pursuant to the Company's credit facility or referenced in the Prospectus;

                  (e) The Company shall have requested and caused Oppenheimer, Blend, Harrison & Tate, Inc., Texas counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) DFW 5.01(a) Corporation ("DFW") has been duly incorporated and is validly existing as a non-profit corporation in good standing under the laws of the State of Texas, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus; and

                           (ii) according to the Articles of Incorporation of DFW it has members, and the sole member of DFW is the Company. To such counsel's knowledge, except as otherwise set forth in the Prospectus, the membership held by the Company in DFW is not subject to any security interest, claim, lien or encumbrance;

                  (f) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (h) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent certified public accountants within the meaning of the Act and the respective applicable rules and regulations adopted by the SEC thereunder and that they have performed a review of the unaudited interim financial information of the Company for the six-month period ended June 30, 2001, in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

                           (i) in their opinion the audited consolidated financial statements included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the SEC;

                           (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the six-month period ended June 30, 2001, included or incorporated by reference in the Registration Statement carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and the board of directors, of the audit and compensation committees of the board of directors and of the compliance committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to June 30, 2001, nothing came to their attention which caused them to believe that:

                                    (1)      any unaudited financial statements
                           included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with applicable accounting requirements of the Act as it applies to Form 10-Q and with the related rules and regulations adopted by the Commission;

                           or any material modifications should be made to the unaudited condensed consolidated financial statements, included in or incorporated by reference in the Registration Statement, for them to be in conformity with accounting principles generally accepted in the United States of America.

                                    (2)      with respect to the period
                           subsequent to June 30, 2001, at a specified date not more than five days prior to the date of the letter, there was any change in the capital stock, increase in long-term debt, or decrease in net current assets or stockholder's equity of the Company and its subsidiaries as compared with the amounts shown on the June 30, 2001 unaudited condensed consolidated balance sheet included or incorporated by reference in the Registration Statement or for the period from July 1, 2001 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues, income before income taxes, income from operations, or in total or per share amounts of income before extraordinary items or of net income or any increase, as compared with the corresponding period in the preceding year, in the provision for doubtful accounts of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                           (iii) on the basis of having compared executive compensation information under the heading "Annual Compensation" in the Summary Compensation Table with the related requirements of Item 402 of Regulation S-K; having compared information included under the heading "Selected Financial Data" with the requirement of Item 301 of Regulation S-K; having compared the information included under the heading "Unaudited Consolidated Statements of Operations" with the requirements of Item 302 of Regulation S-K; and with respect to each of the above, having inquired of certain officials of the Company who have responsibility for financial and accounting matters of the Company, nothing came to their attention which caused them to believe that the information provided does not conform in all material respects with the disclosure requirements of Items 402, 301 and 302 of Regulation S-K, respectively,

                           (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including, but not limited to, the information set forth under the captions "Prospectus Summary", "Risk Factors", "Capitalization", "Selected Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", "Management" and "Certain Transactions" in the Prospectus, the information included or incorporated by reference in Item 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, and the information included in Item 5 of the Company's Current Report on Form 8-K filed on April 6, 2001 and incorporated by reference in the Registration Statement, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                           References to the Prospectus in this paragraph (h)
                  include any supplement thereto at the date of the letter.

                  (i) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and having obtained and read representation letters dated [ _____, 2001] from Deloitte & Touche LLP and Brian Carr, President of AmeriPath and former Chief Executive Officer of Inform DX, nothing came to their attention that caused them to believe that there are any events or transactions which have occurred since December 31, 1999 or are pending that would have a material effect on the audited financial statements for the year ended December 31, 1999 at that date or for the period then ended, or that are of such significance in relation to the Company's affairs to require mention in a note to the consolidated financial statements in order to make them not misleading regarding the financial position, results of operations, or cash flows of the Company.

                  (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
         (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (k) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  (l) The Securities shall have been authorized for quotation on the Nasdaq National Market, and reasonably satisfactory evidence of such action shall have been provided to the Representatives.

                  (m) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company, addressed to the Representatives.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at 825 Eighth Avenue, New York, New York 10019, on the Closing Date.

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall be determined by a court of competent jurisdiction by final and non-appealable judgment that (i) delivery of the Prospectus was required under the Act, (ii) the Company had previously furnished copies of the Prospectus to the Representatives, (iii) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (iv) such loss, claim, damage or liability results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the sentences related to concessions and reallowances and (ii) the paragraphs related to stabilization, syndicate covering transactions, short sales, penalty bids, passive market making and online offers and sales of Securities in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize in writing the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d)      In the event that the indemnity provided in paragraph
(a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013,
Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to the Chief Executive Officer (fax no.: (561) 845-0129) and confirmed to it at AmeriPath, Inc., at 7289 Garden Road, Suite 200, Riviera Beach, Florida 33404, Attention: Chief Executive Officer.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                  "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                                     Very truly yours,

                                                     AmeriPath, Inc.

                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title:





The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
U.S. Bancorp Piper Jaffray Inc.
First Union Securities, Inc.

By:  Salomon Smith Barney Inc.

By:
   ------------------------------------
   Name:
   Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I




                                                                         NUMBER OF UNDERWRITTEN
UNDERWRITERS                                                            SECURITIES TO BE PURCHASED
------------                                                            --------------------------
Salomon Smith Barney Inc...............................................

Credit Suisse First Boston Corporation.................................

U.S. Bancorp Piper Jaffray Inc.........................................

First Union Securities, Inc............................................





                                                                          --------------------------

Total ..................................................................

                                   SCHEDULE II

                             Inform DX Shareholders

Calver Fund, Inc.
16475 Dallas Parkway, Suite 735
Dallas, TX 75248

Chrysalis Ventures Limited Partnership
101 South Fifth Street, Suite 1650
Louisville, KY 40202

DFW Capital Partners, LP
300 Frank W. Burr Blvd., 5th Floor
Teaneck, NJ 07666

Finova Mezzanine Capital (1)
500 Church Street, Suite 200
Nashville, TN 37219

HLM Partners VII, LP (2)
222 Berkeley Street
Boston, MA 02116

HLM Partners V, LP (2)
222 Berkeley Street
Boston, MA 02116

J.G. Partnership, LTD
101 South Fifth Street, Suite 1650
Louisville, KY 40202

McKenzie Investment Company
PO Box 1479
Cleveland, TN 37364

Noro-Moseley Partners III, LP (3)
4200 Northside Parkway
Building 9
Atlanta, GA 30327

Questor Partners Fund, LP
4000 Towns Center, Suite 500
Southfield, MI 48075

Questor Side-by-Side Partners, LP
4000 Towns Center, Suite 500
Southfield, MI 48075

Richland Ventures LP
201 31st Avenue, North, Suite 200
Nashville, TN 37201

Richland Ventures II, LP
200 31st Avenue, North, Suite 200
Nashville, TN 37203

SSM Venture Partners, LP
845 Crossover Lane, Suite 140
Memphis, TN 38117

Trico & Company
National Bank of Commerce
Columbus, MS 39703

Union Street Partners
800 Nashville City Center
Nashville, TN 37219-1743

Suntrust Equitable Securities Corporation
800 Nashville City Center
Nashville, TN 32719-1743

ABS Capital Partners II, LP 313 Harding Road, B-10 Nashville, TN 37205

---------------

(1) 11,920 shares held by Finova Mezzanine Capital are not subject to the Inform DX Transfer Restrictions.

(2) An aggregate of 17,614 shares held by either HLM Partners VII, LP or HLM Partners V, LP are not subject to the Inform DX Transfer Restrictions.

(3) 9,743 shares held by Noro-Moseley Partners III, LP are not subject to the Inform DX Transfer Restrictions.

                                  SCHEDULE III

                 Form of Opinion of Sidley Austin Brown & Wood

                                    EXHIBIT A


         [LETTERHEAD OF OFFICER, DIRECTOR OR STOCKHOLDER OF CORPORATION]


                                 AmeriPath, Inc.
                         Public Offering of Common Stock


                                                                          , 2001

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
U.S. Bancorp Piper Jaffray Inc.
First Union Securities, Inc.
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between AmeriPath, Inc., a Delaware corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $ par value (the "Common Stock"), of the Company.

                  In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, beginning as of the date hereof and continuing for a period of 90 (ninety) days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

                  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.


                                        Yours very truly,


                                        [SIGNATURE OF OFFICER, DIRECTOR OR
                                        STOCKHOLDER]


                                        [NAME AND ADDRESS OF OFFICER, DIRECTOR
                                        OR STOCKHOLDER]